Exhibit 3.34

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

ROCK CREEK ATHLETICS, INC.

TO:	The Secretary of State

State of Iowa

Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Amendment to the Articles of Incorporation:

1.	The name of the corporation is ROCK CREEK ATHLETICS, INC.

2.	The following resolution for amendment of the Articles of Incorporation was duly adopted by the Shareholders of the Corporation the 22nd of January, 2010:

That the Articles of Incorporation dated July 22, 1996, and all Amendments thereto, be amended by striking in its entirety Paragraph No. 2 and substituting therefor the following:

2. The authorized common stock of this Corporation is 1,000,000 shares with no par value, all of which shall be common stock of the corporation with equal voting power.

3.	The Amendment was approved by a unanimous vote of the Shareholders on January 22, 2010. The number of outstanding shares to be cast is: 100,000.

The Amendment was duly approved by the Shareholders in the manner required by Chapter 490.1006 of the Code of Iowa and by the Articles of Incorporation.

4.	The date of the Amendment was January 22, 2010.

5.	The total number of votes cast for and against the amendment is as follows:

Voting Group	Votes For	Votes Against

Common	100,000	0

6.	The number of votes cast for the amendment by each voting group was sufficient for approval by the voting group.

The effective date and time of this document is the date of filing.

ROCK CREEK ATHLETICS, INC.

/s/ Don E. Estapa
Don E. Estapa, President

RETURN TO:

AARON D. HAMROCK

HAMROCK LAW FIRM

TWO RUAN CENTER

601 LOCUST STREET, SUITE 900

DES MOINES, IOWA 50309

PH: (515)245-3820

ARTICLES OF INCORPORATION

OF

ROCK CREEK ATHLETICS, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to section 202 of the Iowa Business Corporation Act, the undersigned, acting as incorporator of a corporation, adopts the following articles of incorporation for the corporation.

1. The name of the corporation is ROCK CREEK ATHLETICS, INC.

2. The number of shares the corporation is authorized to issue is 1,000,000

3. The street address of the corporation’s initial registered office in Iowa and the name of its registered agent at that office is:

Aaron D. Hamrock

Hamrock Law Firm

Two Ruan Center

601 Locust Street, Suite 900

Des Moines, Iowa 50309

4. The name and address of each incorporator is:

Brian Dreesman

1611 Prairie Street

Grinnell, Iowa 50112

5. The corporation shall be required to indemnify an individual made a party to a proceeding because the individual is or was an officer, director, agent, or employee against liability if the conditions of Section 490.851 and 490,855 of the Iowa Business Corporation Act are met. All officers, employees, and/or agents of the corporation are hereby granted the same benefits as directors under Sections 490.852 and 490.853 of the Code of Iowa.

/s/ Brian Dreesman
Brian Dreesman, Incorporator